UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2005

PROXIM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30993	52-2198231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

Termination of the Employee Stock Purchase Plan

On June 1, 2005, the Compensation Committee (“Committee”) of the Board of Directors of Proxim Corporation (the “Company”) authorized the termination of the Proxim Corporation Employee Stock Purchase Plan (the “ESPP”). The ESPP allowed eligible employees of the Company to purchase shares of the Company’s common stock through payroll deductions. The ESPP was designed to qualify under Section 423 of the Internal Revenue Code. The Committee approved the cancellation of the ESPP because it does not consider it advisable and in the best interests of the stockholders, given the Company’s challenging financial circumstances, to maintain and fund the ESPP while the Company seeks to address and evaluate its alternatives.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Deficiency Notice from Nasdaq Stock Market, Inc.

On June 3, 2005, the Company received a letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) notifying the Company that for the 30 consecutive trading days preceding the date of the letter, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued inclusion on the Nasdaq National Market pursuant to Nasdaq Marketplace Rule 4450(a)(5). The letter further notified the Company that, in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until November 30, 2005, to regain compliance with the minimum bid price requirement. Compliance will be achieved if the bid price per share of the Company’s common stock closes at $1.00 per share or greater for a minimum of ten (10) consecutive trading days prior to November 30, 2005.

If compliance with Nasdaq’s Marketplace Rules is not achieved by November 30, 2005 and if the Company is not eligible for an additional compliance period, Nasdaq will provide notice that the Company’s common stock will be delisted from the Nasdaq National Market. In the event of such notification, the Company would have an opportunity to appeal Nasdaq’s determination or to apply to transfer its common stock to the Nasdaq SmallCap Market.

De-listing likely would make the Company’s common stock more difficult to trade, reduce its trading volume, and likely would further depress its market price.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. These forward-looking statements, include, but are not limited to, statements related to the Company’s financial situation, available alternatives and courses of action and the Company’s continued listed on the Nasdaq National Market. A number of factors could cause actual events to differ materially from the forward-looking statements, including changes to the listing standards, policies and procedures of the Nasdaq National Market and changes to or developments in the Company’s financial situation.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION

By:	/s/ Michael D. Angel
Michael D. Angel Executive Vice President and Chief Financial Officer

Date:  June 7, 2005